Filed Pursuant to Rule 424(b)(5)
Registration Statement Number: 333-221371

PROSPECTUS SUPPLEMENT

(to Prospectus Dated December 7, 2017)

2,205,882 Shares

Common Stock

We are offering shares of our common stock. Our common stock trades on the Nasdaq Capital Market under the symbol “SRTS.” On September 12, 2018, the last reported sale price of our common stock on the Nasdaq Capital Market was $7.7665 per share. The aggregate market value of our outstanding common stock held by non-affiliates is approximately $63,049,868, which was calculated based on shares of common stock held by non-affiliates as of September 12, 2018, and on a price per share of $7.7665, the closing price of our common stock on The Nasdaq Capital Market on September 12, 2018. During the prior 12-month period that ends on, and includes, the date of this prospectus supplement, and including this offering, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE RISK FACTORS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING BASE PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT. SEE “RISK FACTORS” BEGINNING ON PAGE S-4.

	Per Share	Total
Public Offering Price	$6.80	$14,999,997.60
Underwriting Discounts and Commissions(1)	$0.408	$899,999.86
Proceeds to Sensus Healthcare, Inc. (before expenses)	$6.392	$14,099,997.74

(1) See “Underwriting” for additional information regarding underwriter compensation.

We have granted the underwriters an option for a period of 30 days to purchase up to an aggregate of 330,882 additional shares of common stock at a purchase price of $6.392 per share. If the underwriters exercise this option, the underwriters will be obligated, subject to certain conditions, to purchase such number of additional shares as determined by the underwriters. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $1,034,999.71, and the total proceeds to us, before expenses, will be $16,214,995.49.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock is expected to be made on or about September 17, 2018.

Sole Bookrunning Manager

B. RILEY FBR

Co-Managers

Craig-Hallum Capital Group	Roth Capital Partners

The date of this prospectus supplement is September 13, 2018

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying base prospectus dated December 7, 2017 that is also a part of this document. This prospectus supplement and the accompanying base prospectus are part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under the shelf registration process, from time to time, we may sell any of the securities described in the accompanying base prospectus in one or more offerings. In this prospectus supplement, we provide you with specific information about this offering. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein include important information about us, our common stock and other information you should know before investing in our common stock. This prospectus supplement also adds, updates and changes information contained in the accompanying base prospectus. You should read both this prospectus supplement and the accompanying base prospectus as well as the additional information described in this prospectus supplement under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before investing in our common stock. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying base prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, the statements made in the accompanying base prospectus, or such an earlier filing, as applicable, are deemed modified or superseded by the statements made in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying base prospectus—the statement having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying base prospectus, in any other prospectus supplement and in any free writing prospectus filed by us with the SEC. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference is accurate only as of each of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. To the extent that any statement that we make in this prospectus supplement differs from or is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference therein.

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

For purposes of this prospectus, references to the terms “Sensus,” “the Company,” “we,” “us” and “our” refer to Sensus Healthcare, Inc., unless the context otherwise requires.

This prospectus and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights certain information contained elsewhere in this prospectus supplement, the accompanying base prospectus, any free writing prospectus that we have been authorized to use and the documents incorporated by reference herein and in the accompanying base prospectus. This summary does not contain all the information you will need in making your investment decision. You should carefully read this entire prospectus supplement, the accompanying base prospectus, any free writing prospectus that we have been authorized to use and the documents incorporated by reference herein and in the accompanying base prospectus. You should pay special attention to the “Risk Factors” section of this prospectus supplement and the financial statements and other information incorporated by reference herein and in the accompanying base prospectus.

Company Overview

The Company was formed in 2010 to design, manufacture, and market proprietary medical devices specializing in the treatment of non-melanoma skin cancer and other skin conditions, such as keloids, with superficial radiation therapy. In February 2018, we opened a subsidiary in Israel.

The SRT-100 is a photon x-ray low energy superficial radiotherapy system that provides patients an alternative to surgery for treating non-melanoma skin cancers, including basal cell and squamous cell skin cancers and other skin conditions such as keloids. The SRT-100 may be used to treat primary lesions that would otherwise be difficult or require extensive surgery involving sensitive areas of the head and neck regions, such as the fold in the nose, eyelids, lips, corner of the mouth, and the lining of the ear, that would otherwise lead to a less than desirable cosmetic outcome. Superficial radiation therapy treatment procedures do not require the use of anesthetics and eliminates the need for skin grafting. We believe that the SRT-100 provides healthcare providers and patients with a safe, virtually painless, and substantially non-scarring treatment option for non-melanoma skin cancer and other skin conditions, such as keloids. It allows dermatologists to retain non-melanoma skin cancer patients, rather than referring them to specialists, while offering radiation oncologists an alternative to costly linear accelerator–based treatments with a process that is less invasive, more time-efficient, and improves practice economics. Our revenue is primarily derived from sales of our SRT-100 product line, which includes the SRT-100 Vision that offers additional features most notably high-frequency ultrasound for imaging.

Company Information

Our corporate headquarters and principal office is located in Boca Raton, Florida. Our telephone number is (561) 922-5808, and our website address is www.sensushealthcare.com. The information on or accessible through our website does not constitute part of this prospectus supplement or the accompanying base prospectus and should not be relied upon in connection with making any investment in our securities.

THE OFFERING

Common stock to be offered by us	2,205,882 shares of our common stock

Common shares to be outstanding after this offering	15,754,579 shares of our common stock (or 16,085,461 if the underwriters’ option is exercised in full)

Use of proceeds	We expect the net proceeds from this offering to us will be approximately $13.9 million, after deducting the underwriting discounts and commissions and estimated offering expenses and advisory fee payable by us. We currently expect to use the net proceeds primarily for general corporate purposes, which may include research and development activities, expansion of our product lines and roll-out of new product offerings, capital expenditures, selling, general and administrative costs, facilities expansion, and to meet working capital needs. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. See “Use of Proceeds” on page 8 of this prospectus supplement.

Nasdaq Capital Market symbol	“SRTS.”

Risk factors	Before investing in our common stock, you should carefully read and consider the “Risk Factors” beginning on page S-4 of this prospectus, and the risks set forth under the caption of Item 1A Risk Factors included in our most recent Annual Report on Form 10-K for the year ended December 31, 2017 and any documents incorporated by reference, for certain considerations relevant to an investment in our common stock.

The number of shares of common stock to be outstanding after this offering is based on 13,548,697 shares of common stock outstanding as of August 31, 2018, and excludes as of such date:

■	229,334 shares of common stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $5.55 per share, and an aggregate of 305,473 additional shares of common stock reserved for issuance under our 2017 Equity Incentive Plan;

■	2,438,000 shares of common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $6.75 per share; and

■	33,454 shares of common stock held as treasury shares.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the specific risks described below and the additional risks described in our Annual Report on Form 10-K for the year ended December 31, 2017, which are incorporated by reference in this prospectus in their entirety, as well as the other information contained in this prospectus supplement, the accompanying base prospectus and the other documents incorporated by reference, before making an investment decision. See the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.” Any of the risks we describe below or in the information incorporated herein by reference and in the accompanying base prospectus could cause our business, financial condition or operating results to suffer. The market price of our common stock could decline if one or more of these risks and uncertainties develop into actual events. You could lose all or part of your investment.

Risks Related to the Offering

A substantial number of shares may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. Upon completion of this offering (assuming the maximum number of shares are sold, including full exercise of the underwriters’ option), based on our shares outstanding as of August 31, 2018, we will have outstanding an aggregate of 16,085,461 shares of common stock, assuming no exercise of outstanding options and warrants. A substantial majority of the outstanding shares of our common stock are, and all of the shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act, unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act. In addition, we have also registered all of the shares of common stock that we may issue under our outstanding stock options and employee stock incentive plans, and as of August 31, 2018, 229,334 shares of common stock were issuable upon the exercise of stock options outstanding at a weighted average exercise price of $5.55 per share, 305,473 additional shares of common stock were reserved for issuance under our 2017 Equity Incentive Plan, and 2,438,000 shares of common stock were issuable upon the exercise of warrants outstanding at a weighted exercise price of $6.75 per share. As a result, these shares can be freely sold in the public market upon issuance, subject to restrictions under the securities laws.

Management will have broad discretion as to the use of proceeds from this offering and we may use the net proceeds in ways with which you may disagree.

We intend to use the net proceeds of this offering for general corporate purposes, which may include additional research and development activities, expansion of our product lines and roll-out of new product offerings, capital expenditures, selling, general and administrative costs, facilities expansion, and to meet working capital needs. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management with regard to the use of net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our common stock to decline.

An active, liquid and orderly market for our common stock may not be sustained and the trading price of our common stock is volatile.

The trading price of our common stock is highly volatile and is subject to wide fluctuations in response to various factors, some of which are beyond our control. These risk factors include those discussed in this “Risk Factors” section and elsewhere in this prospectus supplement.

In addition, the stock markets in general, and the markets for equity securities of medical device companies in particular, have experienced volatility that may have been unrelated to the operating performance of the issuer. These broad market fluctuations may adversely affect the trading price or liquidity of our common stock. In the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our management would be diverted from the operation of our business, which could seriously harm our financial position. Any adverse determination in litigation could also subject us to significant liabilities.

If you purchase our common stock in this offering, you will experience immediate and substantial dilution in your investment.

Since the public offering price per share of our common stock is substantially higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. Dilution per share to new investors in this offering represents the amount, if any, by which the price per share paid by purchasers for our common stock in this offering exceeds the net tangible book value per share of our common stock following the issuance of stock in this offering, any future equity offering or any other equity issuances. As a result, investors purchasing shares of common stock in this offering will incur immediate dilution of approximately $5.27 per share, based on a public offering price of $6.80 per share and our pro forma net tangible book value as of June 30, 2018, after giving effect to this offering. For a further description of the dilution that you will experience immediately after this offering, see the section of this prospectus supplement entitled “Dilution” on page S-11.

You may experience future dilution as a result of future equity offerings or other equity issuances.

To raise additional capital, we may in the future offer and issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock. The offering price per share in any such future offerings may be greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. We may also issue equity awards under our equity incentive plans to our officers, directors, employees or consultants in the future and you may incur dilution upon the grant of any shares pursuant to such plan, upon vesting of any stock awards under any such plan or upon exercise of any such outstanding options or outstanding warrants.

We do not anticipate paying dividends on our common stock in the foreseeable future.

We currently plan to invest all available funds, including the proceeds from this offering, and future earnings, if any, in the development and growth of our business. We currently do not anticipate paying any cash dividends on our common stock in the foreseeable future. As a result, a rise in the market price of our common stock, which is uncertain and unpredictable, will be your sole source of potential gain in the foreseeable future, and you should not rely on an investment in our common stock for dividend income.

CAUTIONARY NOTE REGARDING FORWARD LOOKING INFORMATION

This prospectus supplement and the accompanying base prospectus and the documents we incorporate by reference in this prospectus supplement and the accompanying base prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, included or incorporated in this prospectus supplement and the accompanying base prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. We may, in some cases, use words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology, although not all forward-looking statements contain these identifying words. These statements are based on assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors our management believes to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including those risks described or incorporated by reference in this prospectus supplement and the accompanying base prospectus under “Risk Factors.”

Forward-looking statements included or incorporated by reference in this prospectus include, for example, statements about:

■	our ability to achieve and sustain profitability;

■	market acceptance of our products;

■	our ability to successfully commercialize our products, including the SRT-100;

■	our ability to compete effectively in selling our products and services, including responding to technological change and cost containment efforts of our customers;

■	the regulatory requirements applicable to us and our competitors, including any adverse regulatory action taken against us;

■	our need and ability to obtain additional financing in the future, as well as complying with the restrictions our existing revolving credit facility imposes;

■	our ability to expand, manage and maintain our direct sales and marketing organizations;

■	our actual financial results may vary significantly from forecasts and from period to period;

■	our ability to successfully develop new products, improve or enhance existing products or acquire complementary products, technologies, services or businesses;

■	our ability to obtain and maintain intellectual property of sufficient scope to adequately protect our products, including the SRT-100, and our ability to avoid infringing or otherwise violating the intellectual property rights of third parties;

■	market risks regarding consolidation in the healthcare industry;

■	the willingness of healthcare providers to purchase our products if coverage, reimbursement and pricing from third party payors for procedures using our products declines;

■	the level and availability of government and third-party payor reimbursement for clinical procedures using our products;

■	our ability to effectively manage our anticipated growth, including hiring and retaining qualified personnel;

■	our ability to manufacture our products to meet demand;

■	our reliance on third party manufacturers and sole- or single-source suppliers;

■	our ability to reduce the per unit manufacturing cost of our products;

■	our ability to efficiently manage our manufacturing processes;

■	the regulatory and legal risks, and certain operating risks, that our international operations subject us to;

■	off label use of our products;

■	the fact that product quality issues or product defects may harm our business;

■	the accuracy of our financial statements and accounting estimates, including allowances for accounts receivable and inventory obsolescence;

■	any product liability claims;

■	limited trading in our shares and the concentration of ownership of our shares;

■	cyberattacks and other data breaches and the adverse effect on our reputation;

■	new legislation, administrative rules, or executive orders, including those that impact taxes and international trade regulation;

■	the provisions in our certificate of incorporation, bylaws, or Delaware law that discourage takeovers or that limit certain disputes to be brought exclusively in the Delaware Court of Chancery;

■	geographic concentration of sales to our customers in the U.S. and China; and

■	our ability to manage the risk of the foregoing.

Any such forward-looking statements are not guarantees of future performance and actual results, developments and business decisions may differ from those contemplated by such forward-looking statements. All such forward looking statements are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward looking statements in light of the risks and uncertainties associated with them. We disclaim any duty to update any forward-looking statements. You should also carefully consider other information set forth in reports or other documents that we file with the SEC.

USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $13.9 million, based on the public offering price of $6.80 per share, after deducting underwriting discounts and commissions and estimated offering expenses and advisory fee payable by us. We intend to use the net proceeds from the sale of the shares of common stock under this prospectus supplement for general corporate purposes. We may also use the proceeds of this offering for additional research and development activities, expansion of our product lines and roll-out of new product offerings, capital expenditures, selling, general and administrative costs, facilities expansion, and to meet working capital needs. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions.

The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including the amount and timing of the proceeds from this offering and progress with the development of our products. Expenditures will also depend upon the establishment of collaborative arrangements with other companies, the availability of additional financing and other factors. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of shares of our common stock.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

PRICE RANGE OF COMMON STOCK

Our common stock trades on the Nasdaq Capital Market under the symbol “SRTS.” The last reported sale price for our common stock on September 12, 2018 was $7.7665 per share. As of September 12, 2018, we had approximately 45 holders of record of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. A description of the common stock that we are issuing in this offering is set forth under the heading “Description of Capital Stock” beginning on page 8 of the accompanying base prospectus.

The following table sets forth for the periods indicated the high and low sale prices per share of our common stock as reported on the Nasdaq Capital Market:

	High		Low
Fiscal Year ended December 31, 2016
First Quarter	$	N/A	$	N/A
Second Quarter	$	N/A	$	N/A
Third Quarter(1)		$6.69		$5.70
Fourth Quarter		$6.50		$5.10
Fiscal Year ending December 31, 2017
First Quarter		$5.24		$4.35
Second Quarter		$4.65		$3.52
Third Quarter		$6.01		$3.50
Fourth Quarter		$6.00		$4.85
Fiscal Year ending December 31, 2018
First Quarter		$5.97		$5.22
Second Quarter		$7.71		$5.75
Third Quarter (through September 6, 2018)		$7.55		$6.70

(1)	On July 26, 2016, units sold in our IPO consisting of one share of common stock and one warrant to acquire one share of common stock separated into their component parts and began trading separately. The above table does not reflect prices of the Company’s units, which traded on the Nasdaq Capital Market under the symbol “SRTSU” prior to July 26, 2016.

The market price of our common stock has been and may continue to be subject to wide fluctuations in response to a number of events and factors, such as progress in our development programs, quarterly variations in our operating results, announcements of technological innovations or new products by us or our competitors, changes in financial estimates and recommendations by securities analysts, the operating and stock performance of other companies that investors may deem comparable to us, and news reports relating to trends in our markets. These fluctuations, as well as general economic and market conditions, may adversely affect the market price for our common stock.

DIVIDEND POLICY

We have not declared or paid any dividend on our common stock. Following the completion of our initial public offering, we paid a cash dividend of approximately $2.6 million to former holders of our limited liability company units with a preferred return. We anticipate that for the foreseeable future all earnings will be retained for use in our business and no cash dividends will be paid to stockholders. Any payment of cash dividends in the future on the Company’s common stock will be dependent upon our financial condition, results of operations, current and anticipated cash requirements, plans for expansion, as well as other factors that the Board of Directors deems relevant. Additionally, certain contractual agreements and provisions of Delaware law impose restrictions on our ability to pay dividends. For example, our current revolving line of credit restricts our ability to pay dividends or make any distributions or payments or redeem, retire or purchase any capital stock without the prior written consent of the lender, provided that we may pay dividends solely in common stock. Additionally, Section 170(a) of the Delaware General Corporation Law (“DGCL”) only permits dividends to be declared out of two legally available sources: (1) out of surplus, or (2) if there is no surplus, out of net profits for the year in which the dividend is declared or the preceding year (so-called “nimble dividends”). However, dividends may not be declared out of net profits if “the capital of the corporation, computed in accordance with sections 154 and 244 of the DGCL, shall have been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.” Contractual obligations and applicable law will restrict our ability to declare and pay dividends in the future.

DILUTION

Our net tangible book value as of June 30, 2018 was approximately $10.2 million, or approximately $0.75 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of June 30, 2018.

After giving effect to our sale of shares of our common stock in this offering at the public offering price of $6.80 per share, and after deducting the underwriting discount and commissions and the estimated offering expenses and advisory fee payable by us, our as adjusted net tangible book value as of June 30, 2018 would have been approximately $24.1 million, or $1.53 per share of common stock. This represents an immediate increase in net tangible book value of $0.78 per share to existing stockholders and immediate dilution in net tangible book value of $5.27 per share to investors participating in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price for one share of common stock in this offering		$6.80
Net tangible book value per share as of June 30, 2018	$0.75
Increase in net tangible book value per share attributable to investors participating in this offering	0.78
As adjusted net tangible book value per share immediately after this offering		1.53
Dilution per share to investors participating in this offering		$5.27

If the underwriters exercise in full their option to purchase an additional shares of common stock at the public offering price of $6.80 per share, the as adjusted net tangible book value after this offering would be approximately $1.63 per share, representing an increase in net tangible book value of approximately $0.88 per share to existing stockholders and immediate dilution in net tangible book value of approximately $5.17 per share to investors participating in this offering at the public offering price.

The above discussion and table are based on 13,548,697 shares of common stock outstanding as of June 30, 2018, and excludes as of such date:

■	An aggregate of 305,473 additional shares of common stock reserved for issuance under our 2017 Equity Incentive Plan;

■	2,438,000 shares of common stock issuable upon the exercise of warrants outstanding at a weighted exercise price of $6.75 per share; and

■	33,454 shares of common stock held as treasury shares.

UNDERWRITING

Under the terms and subject to the conditions set forth in an underwriting agreement, the underwriters named below, for whom B. Riley FBR, Inc. is acting as representative, have severally agreed to purchase, and we have agreed to sell to them, the number of shares of common stock indicated below:

Number of Shares of Common Stock
B. Riley FBR, Inc.	1,764,706
Craig-Hallum Capital Group LLC	220,588
Roth Capital Partners, LLC	220,588
Total	2,205,882

The underwriting agreement provides that the obligations of the several underwriters are subject to various conditions, including the approval of certain legal matters by their counsel. The underwriters are obligated to take and pay for all the shares of common stock offered by this prospectus supplement if any such shares are purchased. However, the underwriters are not required to take or pay for the shares of common stock covered by the underwriters’ option to purchase additional securities described below.

The underwriters expect to deliver the shares of common stock to purchasers on or about September 17, 2018.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 330,882 additional shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised in whole or in part, each underwriter will become obligated, subject to certain conditions, to purchase their pro rata share of the additional shares of common stock based on the number of shares of common stock initially purchased by each underwriter as set forth in the table.

The public offering price was determined in negotiations between the underwriter and us based on the closing price per share of our common stock on the Nasdaq Capital Market on September 12, 2018, which was $7.7665 per share. The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 330,882 shares of common stock.

		Total
	Per common share	Without Option	With Option

Public offering price of common stock	$6.80	$14,999,997.60	$17,249,995.20
Underwriting discounts and commissions	$0.408	$899,999.86	$1,034,999.71
Proceeds before expenses, to us	$6.392	$14,099,997.74	$16,214,995.49

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $125,000. We have agreed to pay the expenses of the underwriters in connection with the offering, including filing fees, investor presentation expenses and underwriters’ counsel legal fees, up to an aggregate maximum amount of $75,000. We have also agreed to pay Maxim Group LLC an advisory fee of $75,000 for evaluation and analysis of our common stock.

The underwriters have informed us that they do not intend to confirm sales to any discretionary accounts over which they exercise discretionary authority.

The underwriters will require all our directors and officers to agree not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exchangeable or exercisable for shares of common stock, or, collectively, the Lock-Up Securities, without the prior written consent of the representative for a period of 60 days from the date of this prospectus supplement (except in the case of Joseph Sardano where the restrictive period is 120 days). These restrictions do not apply if the transfer (i) does not trigger any filing or reporting requirement or obligation or result in any other voluntary or mandatory public disclosure, including but not limited to Form 4 of Section 16 of the Securities Exchange Act of 1934, as amended, (ii) is a gift, (iii) is by process of will or intestacy, or (iv) is a distribution to partners, members or shareholders of the undersigned; provided, however, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of such lock-up agreement.

We have agreed that for a period of 60 days after the date of this prospectus supplement, we will not, without the prior written consent of the representative, directly or indirectly offer, pledge, sale, contract to sell, short sale or otherwise dispose of any shares of common stock or other securities convertible into or exchangeable or exercisable for shares of common stock or derivative of common stock. These restrictions do not apply to (i) the sale of shares of common stock to the underwriters; (ii) the issuance of shares of common stock upon exercise of options or upon the conversion or exchange of other securities; (iii) the filing of one or more registration statements registering the secondary sale of shares of common stock or securities convertible into shares of common stock; (iv) the sale of shares of common stock pursuant to any stock option, stock bonus or other stock plan or arrangement described in the accompanying prospectus; or (v) the issuance of shares of common stock or options to our directors, including medical advisory board members, as compensation for their services.

The underwriters have advised us that they propose to offer the shares of common stock to the public at the offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.2448 per share of common stock. After the offering, the offering price, concession and reallowance to dealers may be reduced by the underwriters. In order to facilitate the offering of the shares of common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the shares of common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option to purchase additional securities. The underwriters can close out a covered short sale by exercising the option to purchase additional securities or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option to purchase additional securities. The underwriters may also sell shares in excess of the option to purchase additional securities, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the shares of common stock. These activities may raise or maintain the market price of the shares of common stock above independent market levels or prevent or retard a decline in the market price of the shares of common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Right of First Refusal

Until 24 months from the closing of the offering, B. Riley FBR, Inc. will have a limited right of first refusal, but only for those parties actually introduced to us by B. Riley FBR, Inc. in the course of its engagement as the lead underwriter and sole bookrunner in this offering, to act in the following capacities in any of the following transactions we may undertake in the future: (i) financial advisor in connection with a merger, acquisition, or other similar transaction, (ii) underwriter or placement agent for any public or private offering of equity, equity-linked or debt securities or other capital markets financing transactions, (iii) agent in connection with any warrant or option exercise program, and (iv) dealer manager with respect to any self-tender offer.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Gunster, Yoakley & Stewart, P.A., Fort Lauderdale, Florida. The underwriters being represented in connection with this offering by Duane Morris LLP, New York, New York.

EXPERTS

The balance sheets of Sensus Healthcare, Inc. as of December 31, 2017 and 2016, and the related statements of operations, stockholders’ equity, and cash flows for each of the years then ended, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference herein. Such financial statements have been incorporated by reference herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus supplement and the accompanying base prospectus do not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus supplement and the accompanying base prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. Please refer to the actual exhibit for a more complete description of the matters involved.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement and exhibits, are available to the public at the SEC’s website at http://www.sec.gov. You may also read, without charge, and copy the documents we file, at the SEC’s public reference rooms at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

We maintain an Internet site at www.sensushealthcare.com. Webcasts of presentations we make at certain conferences may also be available on our website from time to time. We have not incorporated by reference into this prospectus supplement or the accompanying base prospectus the information on our website, and you should not consider any of the information posted on or hyper-linked to our website to be a part of this prospectus supplement or the accompanying base prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and certain information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until we sell all of the securities under this prospectus supplement, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.” The following documents filed with the SEC are incorporated by reference in this prospectus supplement:

■	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 15, 2018;

■	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, filed with the SEC on May 8, 2018 and August 14, 2018, respectively;

■	our Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2018; and

■	Our Current Report on Form 8-K filed with the SEC on June 11, 2018.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding, in each case, information deemed furnished and not filed until we sell all of the securities we are offering. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement or the accompanying base prospectus is deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying base prospectus to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

We will provide to you at no cost a copy of any and all of the information incorporated by reference into the registration statement of which this prospectus supplement is a part. You may make a request for copies of this information in writing or by telephone. Requests should be directed to:

Sensus Healthcare, Inc.

851 Broken Sound Pkwy., NW #215

Boca Raton, Florida 33487

Attn: Arthur Levine, Chief Financial Officer

(561) 922-5808

PROSPECTUS

$20,000,000

COMMON STOCK

 PREFERRED STOCK

DEBT SECURITIES

WARRANTS

STOCK PURCHASE CONTRACTS

SUBSCRIPTION RIGHTS

UNITS

Sensus Healthcare, Inc. (which may be referred to as “we,” “us,” “our,” the “registrant” or the “Company”) may offer and sell from time to time common stock, preferred stock, debt securities (including debt securities that may be convertible or exchangeable for common stock), warrants, stock purchase contracts, subscription rights and units having an aggregate initial offering price not exceeding $20,000,000. This prospectus provides a general description of securities. Our common stock, preferred stock, debt securities, warrants, stock purchase contracts, subscription rights and units may be offered separately or together, in multiple series, in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus.

The specific terms and manner of offering of the securities will be described in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

Our common stock is listed and traded on the Nasdaq Capital Market under the symbol “SRTS.” The aggregate market value of our common stock held by non-affiliates is approximately $32.0 million based on the closing price of our common stock on the Nasdaq Capital Market of $5.88 per share on November 1, 2017. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period as long as our public float remains below $75.0 million. We have not offered any of our securities pursuant to General Instruction 1.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties in the section entitled “Risk Factors” beginning on page 6 of this prospectus, in any prospectus supplement relating to an offering of those securities, and in the documents we file with the Securities and Exchange Commission before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 7, 2017.

TABLE OF CONTENTS

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process. Under this shelf process, we may from time to time sell our securities in one or more offerings.

This prospectus provides you with information you should know before making a decision to purchase our securities. Each time we sell securities under this prospectus we will provide a prospectus supplement containing specific information about the terms of the securities being offered. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update, or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

We have not authorized any person to provide any information or represent anything about us other than what is contained or incorporated by reference in this prospectus or the applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We do not take any responsibility for, and can provide no assurance as to the reliability of, information that others may provide you. This prospectus may only be used to sell our securities if it is accompanied by a prospectus supplement which includes the specific terms of that offering. Such shares of our securities are only being offered for sale in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

The prospectus supplement will contain the names of the underwriters, dealers, or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers, or agents, and the net proceeds of the offering. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov and on the investor relations page of our website at http://www.sensushealthcare.com . Except for those SEC filings incorporated by reference in this prospectus, none of the other information on our website is part of this prospectus. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities offered by us. Statements in this prospectus concerning any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file in the future with the SEC will automatically modify, supersede or update this prospectus. In other words, in the case of a conflict or inconsistency between information in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than those “furnished” pursuant to Item 2.02 or Item 7.01 in any Current Report on Form 8-K or other information deemed to have been “furnished” rather than filed in accordance with the SEC’s rules) after the initial filing of the registration statement related to this prospectus until the termination of the offering of the securities covered by the applicable prospectus supplement:

■	Our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 10, 2017 including portions incorporated by reference therein to our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 21, 2017;

■	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 filed with the SEC on May 9, 2017, June 30, 2017 filed with the SEC on August 4, 2017, and September 30, 2017, filed with the SEC on November 6, 2017;

■	Our Current Reports on Form 8-K filed with the SEC on January 25, 2017, March 24, 2017, April 12, 2017, June 9, 2017, August 3, 2017 and November 2, 2017; and

■	The description of our common stock contained in our registration statement on Form 8-A filed on March 10, 2016, as amended on May 17, 2016, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

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Upon written or oral request, we will provide—at no cost to the requester—a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may make a request by writing to the following address or calling the following telephone number:

Sensus Healthcare, Inc.

851 Broken Sound Parkway, NW #215

Boca Raton, Florida 33487

(561) 922-5808

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and any accompanying prospectus supplement contains, or will contain, or incorporates, or will incorporate, by reference forward-looking statements contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements about our beliefs, plans, objectives, goals, expectations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. The words “may,” “could,” “should,” “would,” “will,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements.

All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual future results may differ materially from those set forth in our forward-looking statements.

Our ability to achieve our financial objectives could be adversely affected by the factors discussed in detail in, or incorporated by reference into, this prospectus, as well as:

■	our ability to achieve and sustain profitability;

■	market acceptance of the SRT-100 product line;

■	our ability to successfully commercialize our products, including the SRT-100;

■	our ability to compete effectively in selling our products and services, including responding to technological change and cost containment efforts of our customers;

■	our need and ability to obtain additional financing in the future, as well as complying with the restrictions our existing revolving credit facility imposes;

■	our ability to expand, manage and maintain our direct sales and marketing organizations;

■	our actual financial results may vary significantly from forecasts and from period to period;

■	our ability to successfully develop new products, improve or enhance existing products or acquire complementary products, technologies, services or businesses;

■	our ability to obtain and maintain intellectual property of sufficient scope to adequately protect our products, including the SRT-100, and our ability to avoid infringing or otherwise violating the intellectual property rights of third parties;

■	market risks regarding consolidation in the healthcare industry;

■	the willingness of healthcare providers to purchase our products if coverage, reimbursement and pricing from third party payors for procedures using our products significantly declines;

■	the level and availability of government and third party payor reimbursement for clinical procedures using our products;

■	our ability to effectively manage our anticipated growth, including hiring and retaining qualified personnel;

■	the regulatory requirements applicable to us and our competitors;

■	our ability to manufacture our products to meet demand;

■	our reliance on third party manufacturers and sole- or single-source suppliers;

■	our ability to reduce the per unit manufacturing cost of the SRT-100;

■	our ability to efficiently manage our manufacturing processes;

■	the regulatory and legal risks, and certain operating risks, that our international operations subject us to;

■	off label use of our products;

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■	the fact that product quality issues or product defects may harm our business;

■	the accuracy of our financial statements and accounting estimates, including allowances for accounts receivable and inventory obsolescence;

■	any product liability claims;

■	limited trading in our shares and the concentration of ownership of our shares;

■	cyberattacks and other data breaches and the adverse effect on our reputation;

■	new legislation, administrative rules, or executive orders, including those that impact taxes and international trade regulation;

■	the provisions in our certificate of incorporation, bylaws, or Delaware law that discourage takeovers or that limit certain disputes to be brought exclusively in the Delaware Court of Chancery;

■	geographic concentration of our customers in the U.S. and China; and

■	our ability to manage the risk of the foregoing.

We encourage you to understand forward-looking statements to be strategic objectives rather than absolute forecasts of future performance. Forward-looking statements speak only as of the date they are made and are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. We are not under any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Please carefully review and consider the various disclosures made in this document, in the accompanying prospectus and in our other reports filed with the SEC for more information about the risks and other factors that may affect our business, results of operations, financial condition or prospects.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making any investment decision, prospective investors should carefully consider the specific factors set forth under the caption “Risk Factors” in the applicable prospectus supplement and in our periodic reports filed with the SEC that are incorporated by reference herein, together with all of the other information appearing in this prospectus or in the applicable prospectus supplement or incorporated by reference into this prospectus in light of their particular investment objectives and financial circumstances, including our most recent Annual Report on Form 10-K. The risks and uncertainties described in the prospectus supplement and the documents we incorporate by reference into this prospectus are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we believe are not material at the time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our securities could decline, and you could lose all or part of your investment. See also the information contained under the heading “Cautionary Statement Regarding Forward Looking Information.”

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USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we anticipate that the net proceeds from the sale of our securities will be added to our general funds and will be available for general corporate purposes, including, among other things:

■	the repayment of existing indebtedness;

■	the repurchase of our common stock;

■	investments in, or extensions of credit to, our future subsidiaries; and

■	the financing of possible acquisitions.

Pending such use, we may temporarily invest the net proceeds in short-term securities or reduce our short-term indebtedness.

Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

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DESCRIPTION OF CAPITAL STOCK

Common stock

The following is a summary of the material provisions of our capital stock and certain provisions of the Delaware General Corporation Law (“DGCL”). You should refer to the full text of our amended and restated certificate of incorporation and bylaws filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General. Our amended and restated certificate of incorporation authorizes the issuance of up to 50,000,000 shares of our common stock, and there were 13,488,714 shares issued and outstanding as of October 31, 2017.

Voting rights. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and will not have cumulative voting rights. Unless otherwise required by law, matters submitted to a vote of our stockholders require the approval of a majority of votes cast by stockholders represented in person or by proxy and entitled to vote on such matter, except that (1) the affirmative vote of the holders of at least seventy-five percent (75%) of the total voting power of the shares of the then-outstanding common stock is required to remove directors for cause, approve a change of control transaction, amend any provision of the bylaws, or amend certain provisions of our certificate of incorporation; and (2) if the number of nominees for director exceeds the number of directors to be elected, directors will be elected by a plurality of the votes cast. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors will be able to elect all of the directors standing for election, if they so choose.

Dividend rights. Holders of common stock will be entitled to receive ratably dividends if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any then outstanding preferred stock.

Other matters. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to any liquidation preference granted to holders of any outstanding preferred stock. Holders of common stock will have no preemptive or conversion rights or other subscription rights, and no redemption or sinking fund provisions will be applicable to our common stock. All outstanding shares of common stock are, and the shares of common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.

Preferred stock

As of October 31, 2017, no shares of preferred stock were outstanding. Our certificate of incorporation permits our board of directors to issue up to 5,000,000 shares of preferred stock from time to time in one or more classes or series. The board also may fix the relative rights and preferences of those shares, including dividend rights, conversion rights, voting rights, redemption rights, terms of sinking funds, liquidation preferences, the number of shares constituting any class or series and the designation of the class or series. Terms selected by our board of directors in the future could decrease the amount of earnings and assets available for distribution to holders of common stock or adversely affect the rights and powers, including voting rights, of the holders of common stock without any further vote or action by the stockholders. As a result, the rights of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued by us in the future, which could have the effect of decreasing the market price of our common stock.

Anti-takeover effects of provisions of our certificate of incorporation and bylaws and Delaware law

The provisions of the DGCL and our certificate of incorporation and bylaws could have the effect of discouraging others from attempting an unsolicited offer to acquire our company. Such provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

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Election and removal of directors. Our board of directors is divided into three classes with each class of directors serving for a three-year term. Our directors may be removed only by the affirmative vote of at least 75% of our then outstanding common stock and only for cause. This system of electing and removing directors generally makes it more difficult for stockholders to replace a majority of our directors.

Authorized but unissued shares. The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without any further vote or action by our stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, changes in our management, tender offer, merger or otherwise.

Stockholder action; advance notification of stockholder nominations and proposals. Our certificate of incorporation and bylaws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent. Our certificate of incorporation also requires that special meetings of stockholders be called only by a majority of our board of directors. In addition, our bylaws provide that candidates for director may be nominated and other business brought before an annual meeting only by the board of directors or by a stockholder who gives written notice to us no later than 90 days prior to nor earlier than 120 days prior to the first anniversary of the last annual meeting of stockholders. These provisions may have the effect of deterring unsolicited offers to acquire our company or delaying changes in our management, which could depress the market price of our common stock.

Amendment of certain provisions in our organizational documents. The amendment of certain provisions in our organizational documents, including amendment of our bylaws generally, and any of the above provisions would require approval by holders of at least 75% of the voting power of all of the then outstanding shares of the capital stock entitled to vote generally in the election of directors, voting together as a single class.

Approval of change in control transactions. In addition to any affirmative vote required by applicable law or our certificate of incorporation, including any vote of the holders of any class or series of stock of the Company required by applicable law or our certificate of incorporation, a “Change of Control Transaction” (as defined below) requires, except as otherwise prohibited by applicable law, the affirmative vote of the holders of at least seventy-five percent (75%) of the total voting power of the shares of the then-outstanding voting stock of the Company, voting together as a single class. Such affirmative vote will be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be permitted, by applicable law or in any agreement with any national securities exchange or otherwise. “Change in Control Transaction” means the occurrence of any of the following events: (i) the sale, encumbrance or disposition (other than non-exclusive licenses in the ordinary course of business and the grant of security interests in the ordinary course of business) by the Company of all or substantially all of the Company’s assets; (ii) the merger or consolidation of the Company with or into any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or (iii) the issuance by the Company, in a transaction or series of related transactions, of voting securities representing more than two percent (2%) of the total voting power of the Company before such issuance, to any person or persons acting as a group as contemplated in Rule 13d-5(b) under the Securities Exchange Act of 1934 (or any successor provision) such that, following such transaction or related transactions, such person or group of persons would hold more than fifty percent (50%) of the total voting power of the Company, after giving effect to such issuance

No cumulative voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise.

Delaware anti-takeover law. Section 203 of the DGCL, an anti-takeover law, applies to us. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock.

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Exclusive forum for certain actions. Our certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Company; (B) any action or proceeding asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the Company to the Company or the Company’s stockholders; (C) any action or proceeding asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation, or our bylaws; or (D) any action or proceeding asserting a claim governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding will be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein.

Limitation of liability and indemnification

Our certificate of incorporation provides that no director will be personally liable for monetary damages for breach of any fiduciary duty as a director, except with respect to liability:

■	for any breach of the director’s duty of loyalty to us or our stockholders;

■	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

■	under Section 174 of the DGCL (governing distributions to stockholders); or

■	for any transaction from which the director derived any improper personal benefit.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The modification or repeal of this provision of our certificate of incorporation will not adversely affect any right or protection of a director existing at the time of such modification or repeal.

Our certificate of incorporation provides that we will, to the fullest extent permitted by law, indemnify our directors and officers against all liabilities and expenses in any suit or proceeding or arising out of their status as an officer or director or their activities in these capacities. We will also indemnify any director or officer who, at our request, is or was serving as a director, officer, employee, agent or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise. We may, by action of our board of directors, provide indemnification to our employees and agents within the same scope and effect as the foregoing indemnification of directors and officers.

Listing

Our common stock and warrants to acquire shares of our common stock are listed for trading on the Nasdaq Capital Market under the symbols “SRTS” and “SRTSW,” respectively.

Transfer agent and registrar and warrant agent

The transfer agent and registrar for our common stock and warrants and the warrant agent for our warrants is American Stock Transfer & Trust Company, LLC.

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DESCRIPTION OF DEBT SECURITIES

The following briefly summarizes the general terms and provisions of the debt securities that we may offer. The specific terms of a series of debt securities that we may offer will be described in a prospectus supplement relating to that series of debt securities. The debt securities will be issued under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is part. The terms of the debt securities will include those stated in the indenture (including any supplemental indenture that specifies the terms of a particular series of debt securities) as well as those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939. We have summarized the material portions of the indenture below, but you should read the indenture for other provisions that may be important to you.

The following description, and any description of our debt securities in a prospectus supplement, may not be complete and is qualified in all respects by reference to the provisions of the indenture and the form of certificates evidencing the debt securities relating to the particular series of our debt securities. You are encouraged to read the more detailed provisions of these documents and laws for provisions that may be important to you. You can obtain copies of our certificate of incorporation and bylaws by following the directions under the heading “Where You Can Find More Information.”

General

The debt securities will be our direct general obligations. The debt securities will be either senior debt securities or subordinated debt securities. We will establish the terms of each series of debt securities that we will issue under the indenture by a resolution of our board of directors. We will detail the terms of the debt securities that we will offer in an officers’ certificate under the indenture or by a supplemental indenture. We will describe the particular terms of each series of debt securities that we issue in a prospectus supplement relating to that series. The specific terms described in any prospectus supplement may differ from the terms described below.

Under the indenture, we can issue an unlimited amount of debt securities, including debt securities that are convertible into or exchangeable for our other securities, including our common stock. We may issue the debt securities:

■	in one or more series,

■	with the same or various maturities,

■	at par,

■	at a premium, or

■	at a discount.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

■	the initial offering price,

■	the aggregate principal amount of that series of debt securities,

■	the title of the debt securities,

■	any limit on the aggregate principal amount of the debt securities,

■	the date or dates on which we will pay the principal on the debt securities,

■	the maturity date,

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■	the per annum rate or rates (which may be fixed or variable) or the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest,

■	the date or dates from which interest will accrue,

■	the date or dates on which interest will commence and be payable,

■	any regular record date for the interest payable on any interest payment date,

■	the place or places where we will pay the principal, premium, and interest with respect to the debt securities,

■	the terms and conditions upon which we may redeem the debt securities,

■	any obligation we have to redeem or purchase the debt securities under any sinking fund or similar provisions or at the option of a holder of debt securities,

■	the denominations in which we will issue the debt securities, if we issue them other than in denominations of $1,000 and any integral multiple thereof,

■	whether we will issue the debt securities in the form of certificated debt securities or global securities,

■	the currency of denomination of the debt securities,

■	any addition to or change in the events of default that are described in this prospectus or in the indenture,

■	any change in the acceleration provisions that are described in this prospectus or in the indenture,

■	the ranking of the debt securities of the series, including the relative degree, if any, to which the debt securities of such series shall be subordinated to one or more other series of debt securities or other obligations of the Company in right of payment, whether outstanding or not,

■	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities,

■	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series, and

■	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that provide that we must only pay an amount less than our stated principal amount if our maturity date accelerates. In the prospectus supplement, we will also provide you with information on the federal income tax considerations and other special considerations that apply to any of the particular debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Form, Exchange and Transfer

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or DTC, as depositary, or a nominee of DTC (a “book-entry debt security”), or a certificate issued in definitive registered form (a “certificated debt security”).

We will describe whether the particular series of debt securities will be a book-entry debt security or a certificated debt security in the applicable prospectus supplement. Except as described under “Global Debt Securities and Book-Entry System” below, we will not issue book-entry debt securities in certificated form.

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Certificated Debt Securities

If you hold certificated debt securities, you may transfer or exchange certificated debt securities at the trustee’s office or at paying agencies as provided for in the indenture. We will not charge you any service charge for any transfer or exchange of certificated debt securities, but may require you to pay a sum sufficient to cover any tax or other governmental charge that may be required in connection with your transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal, premium and interest on certificated debt securities only by surrendering the certificate representing your certificated debt securities. After you surrender your certificated debt securities, we or the trustee will reissue your certificate or issue a new certificate to the new holder.

Global Debt Securities and Book-Entry System

A global debt security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same:

■	original issue date,

■	date or dates on which we must pay principal and interest, and

■	interest rate or method of determining interest.

If we decide to issue debt securities in the form of one or more global securities, then we will deposit each global debt security representing book-entry debt securities with, or on behalf of, the depositary and will also register the global debt security in the name of the depositary or its nominee.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of our company, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Consolidation, Merger and Sale of Assets

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Covenants

Unless stated otherwise in the applicable prospectus supplement and in a supplement to the indenture, a resolution of our board of directors or an officers’ certificate delivered under the indenture, the debt securities will not contain any restrictive covenants, including covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

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Ranking

Unless stated otherwise in the applicable prospectus supplement and in a supplement to the indenture, a resolution of our board of directors or an officers’ certificate delivered under the indenture, the unsecured debt securities will rank equally and ratably with our other unsecured and unsubordinated debt. The debt securities may or may not be secured by any properties or assets and will constitute our unsecured debt.

Events of Default Under the Indenture

Under the indenture, an “event of default” means, with respect to any series of debt securities, any of the following:

■	default in the payment of any interest on any debt security of that series when it becomes due and payable, and the continuance of that default for a period of 30 days (unless we deposit the entire amount of the payment with the trustee or with a paying agent prior to the expiration of the 30-day period);

■	default in the payment of principal or premium on any debt security of that series when due and payable;

■	default in the deposit of any sinking fund payment, when and as due on any debt security of that series;

■	default in the performance or breach of any of our other covenants or warranties in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

■	some events of bankruptcy, insolvency or reorganization of the Company; and

■	any other event of default provided with respect to debt securities of that series that is described in the applicable supplement to this prospectus.

No event of default for a particular series of debt securities, except for the events of default relating to events of bankruptcy, insolvency or reorganization, will necessarily constitute an event of default for any other series of debt securities.

If an event of default for debt securities of any series occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and premium of all debt securities of that series. In the case of an event of default resulting from events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) and premium of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to us having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal that has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal and premium with respect to debt securities of that series, have been cured or waived as provided in the indenture. For information as to waiver of defaults, see the discussion under “Modification and Waiver” below. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default and the continuation of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to some rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

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No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

■	that holder has previously given the trustee written notice of a continuing event of default under the debt securities of that series; and

■	the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal, premium and any interest with respect to that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 90 days after the end of our fiscal year, to furnish to the trustee a statement of our compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification of Indenture; Waiver

We and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We and the trustee may not make any modification or amendment without the consent of the holder of each affected debt security then outstanding if that amendment will:

■	change the amount of debt securities whose holders must consent to an amendment or waiver;

■	reduce the rate of, or extend the time for payment of, interest (including default interest) on any debt security;

■	reduce the principal of, or premium on, or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the deposit of any sinking fund payment or analogous obligation with respect to any series of debt securities;

■	reduce the principal amount of discount securities payable upon acceleration of maturity;

■	waive a default in the payment of the principal, premium or interest with respect to any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration);

■	make the principal, premium or interest with respect to any debt security payable in currency other than that stated in the debt security;

■	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal, premium and interest with respect to those debt securities and to institute suit for the enforcement of any payment and to waivers or amendments; or

■	waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities.

Except for some specified provisions of the indenture, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of that series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal, premium or any interest with respect to any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

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Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture provides that, unless the terms of the applicable series of debt securities provide otherwise we may defease such series of debt securities. Upon defeasance, we may be discharged from any and all obligations under the debt securities of any series (except for some obligations to register the transfer or exchange of debt securities of the series, to replace stolen, lost or mutilated debt securities of the series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents) (“legal defeasance”) or we may be excused from compliance with certain restrictive covenants contained in the indenture, as well as any additional covenants contained in a supplement to the indenture, a resolution of the board of directors or an officers’ certificate delivered pursuant to the indenture (“covenant defeasance”). We will be discharged, under either legal defeasance or covenant defeasance, on the 91st day after we deposit with the trustee, in trust, money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest, and any mandatory sinking fund payments for the debt securities of that series on the stated maturity in accordance with the terms of the indenture and those debt securities.

Legal defeasance or covenant defeasance will be effective only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that holders of the debt securities of the series which we wish to defease will:

■	not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and

■	will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

We may exercise our legal defeasance option even though we have also exercised our covenant defeasance option.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. If the trustee becomes one of our creditors, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee.

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of debt securities only after those holders have offered the trustee indemnity satisfactory to it.

Governing Law

The indenture and the debt securities will be governed by and construed under the laws of the State of New York.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular warrants we are offering before the issuance of the related warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We may issue warrants for the purchase of our securities in one or more series. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from these securities. We may evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

If we decide to issue warrants pursuant to this prospectus, we will specify in a prospectus supplement the terms of the warrants, including, if applicable, the following:

■	the offering price and aggregate number of warrants offered;

■	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

■	the date on and after which the warrants and the related securities will be separately transferable;

■	the number of securities purchasable upon the exercise of one warrant and the price at which these securities may be purchased upon such exercise;

■	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

■	the terms of any rights to redeem or call the warrants;

■	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

■	the dates on which the right to exercise the warrants will commence and expire;

■	the manner in which the warrant agreement and warrants may be modified;

■	a discussion of any material U.S. federal income tax considerations of owning or exercising the warrants;

■	the terms of the securities issuable upon exercise of the warrants; and

■	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants may have no rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase our common stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

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Exercise of Warrants

Each warrant will entitle the holder to purchase our securities at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. If we so indicate in the applicable prospectus supplement, the warrants may also provide that they may be exercised on a “cashless” or net basis. We will set forth on the reverse side of the warrant certificate, if applicable, and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to us or a warrant agent in order to exercise a warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at our offices, the corporate trust office of a warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender our securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

The following description, together with the additional information that we include in any applicable prospectus supplement, summarizes the material terms and provisions of the stock purchase contracts that we may offer under this prospectus. While the terms we have summarized below will apply generally to any stock purchase contracts that we may offer under this prospectus, we will describe the particular terms of any series of stock purchase contracts in more detail in the applicable prospectus supplement. The terms of any stock purchase contracts offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of stock purchase contract that describes the terms of the particular stock purchase contract we are offering before the issuance of the related stock purchase contract. The following summaries of material provisions of the stock purchase contracts are subject to, and qualified in their entirety by reference to, all the provisions of the stock purchase contracts applicable to the stock purchase contracts that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the stock purchase contracts that we may offer under this prospectus and the complete stock purchase contracts that contain the terms of the stock purchase contracts.

We may issue stock purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of securities at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of securities. The consideration per security may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The stock purchase contracts may require us to make periodic payments to the holders of certain of our securities or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts.

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The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase the underlying security or property under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary describes the general terms and provisions of the subscription rights to purchase our common stock or other securities that we may offer to our shareholders. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. Unless we are prohibited from doing so by the applicable rules and regulations of the SEC (including the General Instructions to Form S-3) based on the aggregate market value of our outstanding common equity held by non-affiliates, in connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such subscription rights offering. Each series of subscription rights will be issued under a separate subscription rights agent agreement to be entered into between us and a bank or trust company, as subscription rights agent, that we will name in the applicable prospectus supplement. The subscription rights agent will act solely as our agent in connection with the certificates relating to the subscription rights and will not assume any obligation or relationship of agency or trust for or with any holders of subscription rights certificates or beneficial owners of subscription rights.

The prospectus supplement relating to any subscription rights we offer will include specific terms relating to the offering, including, among others:

■	the securities for which the subscription rights are exercisable;

■	the exercise price for such subscription rights;

■	the number of such subscription rights issued to each shareholder;

■	the number of shares of common stock or amount of any other securities purchasable upon exercise of such subscription rights;

■	the extent, if any, to which such subscription rights are transferable;

■	a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

■	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

■	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

■	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

■	any other terms of such subscription rights, including terms, procedures and limitations relating to the exercise of such subscription rights.

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Each subscription right will entitle the holder of the subscription right to purchase for cash the number of shares of our common stock or other securities at an exercise price set forth in, or determinable as set forth in, the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for the subscription rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void and of no further force or effect.

Holders may exercise subscription rights as described in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue the shares of common stock or other security purchasable upon exercise of the subscription rights. Unless we are prohibited from doing so by the applicable rules and regulations of the SEC (including the General Instructions to Form S-3) based on the aggregate market value of our outstanding common equity held by non-affiliates, if less than all of the subscription rights issued in any subscription rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement and other offering material of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, the form of which will be filed with the SEC if we offer subscription rights. We urge you to read the form of subscription rights certificate, prospectus supplement and other offering material in their entirety

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DESCRIPTION OF UNITS

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

PLAN OF DISTRIBUTION

We may offer and sell our securities being offered hereby in one or more of the following ways from time to time:

■	to or through underwriters, brokers or dealers;

■	directly to one or more other purchasers;

■	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

■	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares;

■	through agents on a best-efforts basis; or

■	otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

■	enter into transactions involving short sales of the securities by underwriters, brokers or dealers;

■	sell securities and deliver the shares to close out short positions;

■	enter into option or other types of transactions that require us to deliver securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus; or

■	loan or pledge the securities to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged securities.

The prospectus supplement will state the terms of the offering of securities, including:

■	the offering terms, including the name or names of any underwriters, dealers or agents;

■	the purchase price of the securities and the net proceeds to be received from the sale;

■	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation, including commissions from purchasers of the securities for whom such persons may act as agents;

■	any public offering price; and

■	any discounts or concessions allowed or reallowed or paid to dealers.

If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

■	at a fixed price or prices, which may be changed;

■	at market prices prevailing at the time of sale;

■	at prices related to such prevailing market prices;

■	at varying prices determined at the time of sale; or

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■	at negotiated prices.

This prospectus, together with any applicable prospectus supplement, may also be used by any of our broker-dealer subsidiaries in connection with offers and sales of the offered securities in market-making transactions, including block positioning and block trades, at negotiated prices related to prevailing market prices at the time of sale. Any of our broker-dealer subsidiaries may act as principal or agent in such transactions. None of our broker-dealer subsidiaries have any obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

In compliance with the guidance of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Gunster, Yoakley & Stewart, P.A., Fort Lauderdale, Florida. Unless otherwise provided in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by their own counsel.

EXPERTS

The consolidated financial statements of Sensus Healthcare, Inc. as of December 31, 2016 and 2015, and for each of the years in the two-year period ended December 31, 2016, have been incorporated by reference herein and in the registration statement in reliance upon the reports of Marcum LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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2,205,882 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Sole Bookrunning Manager

B. RILEY FBR

Co-Managers

Craig-Hallum Capital Group	Roth Capital Partners

September 13, 2018